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                                                      Consent Order No. C01-111


                              STATE OF NEW JERSEY
                      DEPARTMENT OF BANKING AND INSURANCE
                             DIVISION OF INSURANCE


IN THE MATTER OF MOTOR CLUB OF      )       DECISION AND
AMERICA INSURANCE COMPANY           )       CONSENT ORDER


         Motor Club of America Insurance Company (Motor Club) is a New Jersey domiciled property casualty insurer which has been licensed to transact insurance business in New Jersey since February 8, 1990. It is a wholly owned subsidiary of Preserver Group, Inc. (formerly known as Motor Club of America), a publicly traded corporation. Motor Club writes only automobile insurance in New Jersey. By Order No. C91-106, in 1991 Motor Club assumed the New Jersey private passenger automobile insurance of MCA Insurance Company. Its business has historically been concentrated in the northern urbanized areas of the State, including many areas now included in the municipalities designated as insurance urban enterprise zones (UEZs), pursuant to N.J.S.A. 17:33C-1 ET SEQ. and Department rules at N.J.A.C. 11:3-46.

         By Order No. A92-114 issued February 25, 1992, certain of Motor Club's obligations under New Jersey automobile insurance statutes were suspended upon a finding that continued compliance would result in its financial condition becoming unsafe and unsound. In 1995, because of Motor Club's improved


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financial condition, pursuant to Order No. A95-106, this relief was determined no longer to be necessary and Motor Club again began to write new personal automobile insurance business, which it has continued to do to date.

         As noted above, Motor Club's business has historically been concentrated in the densely populated urban areas of New Jersey, including a substantial amount of business from areas now designated as "insurance urban enterprise zones," which generally describe areas where rates are subject to territorial rating restrictions pursuant to N.J.S.A. 17:29A-36. In 1997, the Legislature enacted N.J.S.A. 17:33C-1, ET SEQ., providing for an automobile insurance urban enterprise zone program in order to distribute more equitably the financial burden of writing this higher risk automobile insurance business. Pursuant to that Act and the implementing regulations, all insurers are required to seek to maintain a share of business in these designated areas reasonably proportionate to its business statewide. While the UEZ program has resulted in a more equitable distribution of risks among all issuers, Motor Club's historic concentration in these areas has resulted in its continuing to provide coverage to a disproportionately high percentage compared to its market share in the rest of the State. As of June 30, 2001 it provided coverage for 9036 automobiles in the UEZs, out of a total of 40,288 statewide. This amount is about twice its equitable proportionate share. Moreover, since 1997, its UEZ business has grown 43%, while its business statewide has grown only 3%. The continuation of these circumstances affects its financial condition.

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         While Motor Club's net premiums written have increased 44% from 1995 until year end 2000, its surplus as to policyholders (the capital required to support its business writing) has increased only 12% during the same time period, actually declining somewhat in 1999 and 2000. Motor Club's first quarter 2001 financial statement indicated further deterioration that if continued threatens its ability to continue to fulfill its obligations to policyholders.

         N.J.S.A. 17:51A-1 ET SEQ., the administrative supervision statute, authorizes the Commissioner to order and direct that corrective action be taken to ameliorate conditions that threaten an insurer's financial health and protect the interests of the insurer's policyholders and the public. Pursuant to that statute, proceedings are confidential, except upon a determination that it is in the best interests of the public or the insurer, its insureds or creditors that the proceedings be opened. Because the actions provided by this Decision and Order are based primarily upon documents that are already a matter of public record, including documents filed by Motor Club's parent as a publicly held company, and because the remedial actions required are primarily those which directly affect the company's agents and policyholders, it is in the best interests of the public that these proceedings not be maintained as confidential.

         It is clear that remedial action pursuant to N.J.S.A. 17:51A-1 ET SEQ. is required to address the conditions that strain Motor Club's capital and threaten its financial health. If these trends were to continue, Motor Club would continue to experience operating losses, the loss of capital, and a deterioration of its financial condition. Therefore, the actions set forth below are plainly warranted as the

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best method to address the specific conditions that threaten Motor Club's financial condition while minimizing the impact on the majority of its policyholders and the market.

         In order to determine the effect of these actions, however, continued close monitoring of the company's financial condition is warranted. Therefore, I am also directing that Motor Club provide the Department with financial statements on a monthly basis, as well as information about the number of automobiles it insures overall and within the areas designated as UEZs.

         The Department will continue to monitor Motor Club closely so that the actions directed below do not continue any longer than necessary.

         NOW, THEREFORE, IT IS on this 18th day of July, 2001;

         ORDERED that:

1. Effective immediately, Motor Club is placed under administrative supervision pursuant to N.J.S.A 17:51A-1 and is directed to take the following actions to abate the conditions giving rise to this determination.

2. Except as provided in paragraphs 3, 4, and 5 of this Order, Motor Club shall continue to accept applications and provide coverage pursuant to N.J.S.A. 17:33B-15.

3. Commencing immediately, Motor Club shall cease accepting applications for new business in the municipalities designated as insurance urban enterprise zones by N.J.A.C. 11:3-46.

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4.   Motor Club shall nonrenew automobile insurance policies that include a maximum of 4518 automobiles in the municipalities designated as insurance urban enterprise zones by N.J.A.C. 11:3-46. In determining the policies chosen for nonrenewal, Motor Club shall use fair and nondiscriminatory criteria, which shall be submitted to the Department for approval. In establishing these criteria, in order to avoid disruption of long-standing agency and policyholder relationships, Motor Club may use the length of time that a policyholder has been insured with Motor Club. Motor Club shall commence notice of these nonrenewals 15 days from the date of this Order, during which time it shall work with the Department to find one or more auto insurers to make offers of replacement coverage to nonrenewed insureds contemporaneously with Motor Club's notice of nonrenewal.

5. Motor Club shall cease immediately accepting applications for new business from the Personal Automobile Insurance Program (PAIP). A copy of the Order shall be transmitted to the PAIP administrative offices by the Department.

6. Motor Club shall review its operations, including its marketing system, and develop proposals to reduce unnecessary costs and expenses.

7. Motor Club shall provide the Department with monthly financial statements no later than the 30th day after the close of each month, and shall report in-force private passenger automobile exposures no later than the 30th day following the close of each month.

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Except for Paragraph 4, this Order shall continue in effect until December
31, 2001 unless modified or vacated after notice and an opportunity to the company to be heard by the Commissioner. Either the Department of Banking and Insurance or Motor Club may request a continuation of these provisions of this Order prior to that date. Paragraph 4 of this Order shall continue in effect during the Company's full renewal cycle, commencing upon implementation, unless modified or vacated, in whole or in part, on 30 days prior written notice to the Company.

                                        /s/ Karen L. Suter
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                                        Karen L. Suter
                                        Commissioner


Consented to as to form and entry.


/s/ Stephen A. Gilbert
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Motor Club of America Insurance Company

By: Stephen A. Gilbert
    President

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